UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2009

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 26, 2009, Avatar entered into a First Amendment to Amended and Restated Employment Agreement (the "First Amendment") with Patricia Kimball Fletcher, which extends the term of her employment as Executive Vice President and General Counsel to December 31, 2010. Ms. Fletcher continues to be compensated at an annual base salary of $700,000. The terms of Ms. Fletcher's employment remain substantially the same as the Amended and Restated Employment Agreement dated as of December 22, 2008 (the "Agreement"), except that: (1) under the terms of the First Amendment Ms. Fletcher may terminate her employment for any reason by giving at least 90 days advance notice at any time after June 30, 2010; and (ii) should Ms. Fletcher be terminated Without Cause or resign for Good Reason (as defined in the Agreement filed as Exhibit 10.11 to Form 8-K dated December 22, 2008) subsequent to July 1, 2010, she would continue to be compensated through the earlier of 90 days after the date of termination or December 31, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

October 30, 2009	By:	Juanita I. Kerrigan

Name: Juanita I. Kerrigan
Title: Vice President and Secretary